Exhibit 10.1

[PNC Bank Letterhead]

inTEST Corporation et al.
7 Esterbrook Lane
Cherry Hill, NJ 08003
Attention: Hugh T. Regan, Jr.

Re: Extension of Expiration Date for Committed Line of Credit

Dear Mr. Regan:

We are writing to inform you that your committed line of credit has been temporarily extended pending further credit review and approval. The Expiration Date, as set forth in that certain Letter Agreement dated November 16, 2000, and in the Second Amended and Restated Committed Line of Credit Note executed and delivered pursuant to that Letter Agreement, has been extended from June 30, 2001 to September 30, 2001, effective on July 1, 2001. All other terms and conditions of the Second Amended and Restated Committed Line of Credit Note and the Letter Agreement remain in full force and effect.

It has been a pleasure working with you and I look forward to a continued successful relationship. Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Denise Viola Monahan
       Denise Viola Monahan
       Vice President